                                                                    EXHIBIT 2(A)

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        THE TURKISH INVESTMENT FUND, INC.

THIS IS TO CERTIFY that THE TURKISH INVESTMENT FUND, INC., a corporation organized and existing under and by virtue of the laws of the State of Maryland, desires to amend and restate its charter as currently in effect to read in its entirety as follows:

FIRST:      I, the incorporator, Ellen R. Porges, whose post office address is
125 Broad Street, New York, New York 10004, being at least eighteen years of age, hereby, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, form a corporation.

SECOND:     The name of the corporation (hereinafter called the "Corporation")
is The Turkish Investment Fund, Inc.

THIRD:      The purpose for which the Corporation is formed is to act as a closed-end investment company of the management type registered as such with the
Securities and Exchange Commission pursuant to the Investment Company Act of
1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

FOURTH:     The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation
Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

            The name of the Corporation's resident agent is The Corporation
Trust Incorporated, and its post office address is 32 South Street, Baltimore,
Maryland 21202. Said resident agent is a corporation of the State of Maryland.

FIFTH:      Section 1.     The total number of shares of stock which the
Corporation has authority to issue is 30,000,000 shares of common stock of the par value of $0.01 each, all of one class, having an aggregate par value of
$300,000.

            Section 2.     The presence in person or by proxy of the holders of
record of a majority of the shares of common stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

            Section 3.     Notwithstanding any provision of the General Laws of
the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of common stock, such action shall, except as otherwise provided in these Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of common stock of the Corporation outstanding and entitled to vote thereupon.

            Section 4.     No holder of shares of common stock of the
Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of common stock and of any other class of stock or securities which may hereafter be created.

            Section 5.     All persons who shall acquire common stock in the
Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

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            Section 6.     (1)   Except as otherwise provided in subsection 3
of this Section 6 of this Article Fifth, the affirmative vote of at least two-thirds of the shares of common stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize any of the following actions:

                           (a)   the conversion of the Corporation to an
                           "open-end company" or any amendment to these Articles
                           of Incorporation to make the Corporation's common
                           stock a "redeemable security" (as such terms are
                           defined in the Investment Company Act of 1940);

                           (b)   any merger or consolidation or share exchange
                           of the Corporation with or into any other company
                           (including, without limitation, a partnership,
                           corporation, joint venture, business trust, common
                           law trust or any other business organization);

                           (c)   the dissolution or liquidation of the
                           Corporation notwithstanding any other provision in
                           these Articles of Incorporation;

                           (d)   any sale, lease, exchange, mortgage, pledge,
                           transfer or other disposition (in one transaction or
                           a series of transactions) of all or substantially all
                           of the assets of the Corporation other than in the
                           ordinary course of the Corporation's business;

                           (e)   a change in the nature of the business of the
                           Corporation so that it would cease to be an
                           investment company registered under the Investment
                           Company Act of 1940; or

                           (f)   the issuance or transfer by the Corporation (in
                           one transaction or a series of transactions) of any
                           securities of the Corporation to any other person in
                           exchange for cash, securities or other property
                           having an appropriate fair market value of $1,000,000
                           or more excluding (i) sales of any securities of the
                           Corporation in connection with a public offering
                           thereof, (ii) issuances of any securities of the
                           Corporation pursuant to a dividend reinvestment plan
                           adopted by the Corporation or pursuant to a stock
                           dividend and (iii) issuances of any securities of the
                           Corporation upon the exercise of any stock
                           subscription rights distributed by the Corporation.

            (2)      If the Board of Directors approves, by a vote of at least
seventy percent of the entire Board of Directors, any action listed in paragraph
(1) of this Section 6 Article Fifth other than the action described in clause
(1)(f), the affirmative vote of only a majority of the shares of common stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize such action. If the Board of Directors approves by a vote of at least seventy percent of the entire Board of Directors an

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action described in clause (1)(f) of this Section 6 of this Article Fifth, no shareholder vote shall be required to authorize such action.

            The provisions of this Section 6 of this Article Fifth may not be amended, altered or repealed except by the approval of at least two-thirds of the shares of common stock of the Corporation outstanding and entitled to vote thereupon.

SIXTH:      The initial number of directors of the Corporation is three, and the names of those who shall act as such until the first annual meeting and until their successors are duly elected and qualify are as follows: Barton Biggs,
Harold J. Schaaff and Warren J. Olson. However, the By-Laws of the Corporation
may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of
Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the
Corporation, the directors of the Corporation need not be stockholders.

            The By-Laws of the Corporation may divide the Directors of the
Corporation into classes and proscribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire such year.

            A director may be removed only with cause, and any such removal may be made only by the stockholders of the Corporation.

            The provisions of this Article Sixth may not be amended, altered or repealed except by vote of two-thirds of the shares of common stock of the
Corporation outstanding and entitled to vote thereupon.

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SEVENTH:    Section 1.     All corporate powers and authority of the Corporation
(except as at the time otherwise provided by statute, by these Articles of
Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

            Section 2.     The Board of Directors shall have the power to adopt,
alter or repeal the By-Laws of the Corporation except to the extent that the
By-Laws otherwise provide. The provisions of this Section 2 of this Article
Seventh may not be amended, altered or repealed except by vote of two-thirds of the share of common stock of the Corporation outstanding and entitled to vote thereupon.

            Section 3.     The Board of Directors shall have the power from time
to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the
Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

            Section 4.     The Board of Directors shall have the power to
determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of common stock of the
Corporation.

            Section 5.     The Board of Directors shall have the power to
distribute dividends from the funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date, as the
Board of Directors may determine.

EIGHTH:     Section 1.     A director or officer of the Corporation shall not be
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the
Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

            No amendment, modification or repeal of this Section 1 shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

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            Section 2.     The Corporation shall indemnify to the fullest
extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether original, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the
Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 2 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Section 2 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section 2, the term
"Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The provisions of this Section 2 shall be in addition to the other provisions of this Article Eighth.

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            Section 3.     Nothing in this Article protects or purports to
protect, any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

            Section 4.     Each section or portion thereof of this Article shall
be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

NINTH:      The duration of the Corporation shall be perpetual.

TENTH:      From time to time any of the provisions of these Articles of
Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time outstanding and entitled to vote thereupon. If these Articles of Incorporation specifically so provide, however, any such amendment, alteration, repeal, addition or insertion may be effected only upon the vote of two-thirds of the shares of common stock of the Corporation outstanding and entitled to vote thereupon. The provisions of the prior sentence may not be amended, altered or repealed except by vote of two-thirds of the shares of common stock of the
Corporation outstanding and entitled to vote thereupon. All rights at any time conferred upon the stockholders of the Corporation by these Articles of
Incorporation are subject to the provisions of this Article Tenth.

            The foregoing amendment and restatement of the Articles of
Incorporation of the Corporation has been approved by a majority of the entire
Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

            The foregoing amendment and restatement of The Articles of
Incorporation of the Corporation does not increase the authorized stock of the
Corporation.

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            IN WITNESS WHEREOF, THE TURKISH INVESTMENT FUND, INC., has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, witnessed by its Secretary, and the said officers of the Corporation further also acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on
October 25, 1989.

                                               THE TURKISH INVESTMENT FUND, INC.

                                               By: /s/ Warren J. Olson
                                                   -----------------------------
                                                   Warren J. Olson
                                                   President

Witness:

/s/ Kathryn McKenna
-------------------------------
Kathryn McKenna, Secretary

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